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                                                                EXHIBIT 2 (i)(c)
                                STATE OF FLORIDA

                               Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on August 6, 2001, to Articles of Incorporation for MEDIA ADVISORY GROUP, INC. which changed its name to I & E TROPICALS, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P98000058690.


                                              Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                            Twenty-third day of August, 2001


                                       /s/ Katharine Harris
                                       -----------------------------------------
                                       Katharine Harris
                                       Secretary of State


   [Seal]
CR2EO22 (1-99)





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                              ARTICLES OF AMENDMENT
                                       TO

                           ARTICLES OF INCORPORATION
                                       OF
                           MEDIA ADVISORY GROUP, INC.

                          DOCUMENT NUMBER P98000058690

To:      DEPARTMENT OF STATE
         DIVISION OF CORPORATIONS
         STATE OF FLORIDA

         Pursuant: to Florida Statute .607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation and does certify as follows:

         1.       The name of the corporation is: MEDIA ADVISORY GROUP, INC.

         2. The effective date of all amendments to these Articles of Incorporation shall be the date these Articles of Amendment are filed with the Department of State.

         3. The amendments as contained herein were approved by the shareholders and the number of votes cast for the amendments, being all of the voting stock which is the only class of stock authorized, were sufficient for approval.

         4. ARTICLE I is hereby revoked in its entirety and a new ARTICLE I is adopted as follows:

         "ARTICLE I

         The name of the corporation is I & E TROPICALS, INC."

         5. The first paragraph of ARTICLE V is HEREBY revoked in in its entirety and a new first paragraph is adopted as follows:

         "ARTICLE V

                           The total authorized capital stock of this
                  Corporation shall consist of Fifty Million (50,000,000) shares of voting common stock, having a par value of $ .001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000.00). All stock when issued shall be fully paid for and shall be nonassessable and shares of the Corporation are not to be divided into classes."

         IN WITNESS WHEREOF, these Articles of Amendment were executed on this 2nd day of August, 2001.

                                       MEDIA ADVISORY GROUP, INC.



                                       By: /s/ Brett L. DeWees
                                           -------------------------------------
                                           Brett L. DeWees
                                           President




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